ITT HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

CONSENT OF DIRECTORS

We, the undersigned, being all of the Directors of ITT Hartford Life and Annuity Insurance Company, hereby consent to the following action, such action to have the same force and effect as if taken at a meeting duly held for such purpose.

ESTABLISHMENT OF SEPARATE ACCOUNTS

RESOLVED, that Company is hereby authorized to establish a new separate account designated Separate Account Three, herein referred to as the “Account.”

RESOLVED, that the officers of the Company are hereby authorized and directed to take all actions necessary to:

1.    Designate or re-designate the Account as such Officers deem appropriate;

2.    Comply with applicable state and federal laws and regulations applicable to the establishment and operation of the Account;

3.    Establish, from time to time, the terms and conditions pursuant to which interests in the Account will be sold; and

4.    Establish all procedures, standards and arrangements necessary or appropriate for the operation of the Account.

/s/ Edward N. Bennett                    /s/ Donald R. Frahm
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Edward N. Bennett                    Donald R. Frahm

/s/ James T. French                     /s/ John P. Ginnetti
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James T. French                        John P. Ginnetti

/s/ Lowndes A. Smith                    /s/ William E. Sweeney
--------------------------------------------------            -------------------------------------------Lowndes A. Smith                    William E. Sweeney

/s/ Michael S. Wilder                    /s/ Howard A. York
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Michael S. Wilder                    Howard A. York

                /s/ David M. Znamierowski
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                David M. Znamierwoski

Dated: May 20, 1991